Exhibit 10.2

A Real Estate Service and Investment Company
6000 Lake Forrest Drive, Suite #235
Atlanta, GA 30328
(404) 252-2121
Fax (404) 252-2660

January 29, 2010

David Micales
Emtec, Inc.
11 Diamond Rd.
Springfield, NJ 07081

Re: Second Lease Amendment

Dear David:

Enclosed please find one fully executed copy of your Lease Amendment. If you have any further questions please give me a call.

Sincerely,
GS&T Properties LLC

/s/ Gina Brown
Gina Brown
Office Manager

Cc: Property file

SECOND LEASE AMENDMENT

THIS LEASE AMENDMENT made and entered into this 1st day of December 2009 by and between GS&T Properties, LLC (hereinafter referred to as “Lessor”) and Emtec Inc. (hereinafter referred to as “Lessee”) and Southprop, Inc. (hereinafter referred to as “Agent”).

WITNESSETH

WHEREAS under the date of September 2, 2004 parties entered into a lease covering the premises located at 500 Satellite Blvd., Suwanee, GA.

WHEREAS said Lease was amended on June 6, 2008.

WHEREAS the parties desire to amend said Lease Agreement as set out hereinafter.

NOW THEREFORE for valuable consideration paid by each of the parties to the other, receipt of which is hereby acknowledged, it is agreed between the parties as follows:

1.	The undersigned parties agree to extend the termination date of the Lease for five (5) years setting the Lease to now expire on November 30, 2014.

2.
Commencing December 1, 2009, Lessee shall lease an additional 10,000 square feet of undelineated space within Suite B bringing the total rentable square footage in Suite B to 15,000 sq. ft. The total leasable sq. ft. in Suite A & B is 36,284 sq. ft. Lessee acknowledges that the space in Suite B is “open” space that is not separated from the remainder of Suite B. Lessee accepts space “as is”. Lessee accepts all risks of leasing space in Suite B. Suite B shall be included in the required insurance of the Lease. Lessor shall not be responsible for equipment or merchandise stored in Suite B.

3.	Commencing December 1, 2009, base rent shall be $20,816.00 per month. There shall be no increase in base rent during the five (5) year extension.

4.	Cam, Taxes and Insurance shall be paid on 36,284 sq. ft.

5.
Prior to leasing the remaining square footage in Suite B, Landlord and Emtec shall define the specific portion of Suite B that Emtec will use and Lessor will construct a demising wall to separate Emtec’s portion of Suite B from that of the new tenant. Lessor will pay the cost to construct the demising wall.

6.	Lessee shall have exclusive use of two (2) loading docks in Suite B during the term of the lease.

7.	Lessee shall pay any amount over and above $354.00 per month in utilities serving Suite B during its occupancy. Lessee shall be billed each month for the overage.

8.	Effective December 1, 2009, the monthly rent will be as follows:

Base Rent	$20,816.00
CAM	1,058.00
Taxes	1,814.00
Insurance	363.00

Total Monthly Rent	$24,051.00

EXCEPT as otherwise provided herein, all terms and conditions of said Lease Agreement and Amendments shall remain in full force and effect.

IN WITNESS WHEREOF, parties hereto have set their hands and seal.

As to Lessor, signed, sealed and		LESSOR:
delivered in the presence of:		GS&T PROPERTIES, LLC

Witness:	/s/ Gina Brown	By:	[ILLEGIBLE]

		Its:	Sr. Manager

As to Lessee, signed, sealed and		LESSEE:
delivered in the presence of:		EMTEC, INC.

Witness:	[ILLEGIBLE]	By:	[ILLEGIBLE]

		Its:	SR. Vice President

As to Agent, signed, sealed and		AGENT:
delivered in the presence of:		SOUTHPROP, INC.

Witness:	/s/ Gina Brown	By:	[ILLEGIBLE]

		Its:	President